SUBLICENSE AGREEMENT


     This Sublicense Agreement (the "Sublicense Agreement"), dated as of
March 14, 2006, is made by and among First Trust Morningstar(R) Dividend Leaders(sm) Index Fund (the "Sublicensee"), Morningstar, Inc. ("Licensor"), and First Trust Advisors L.P. ("Licensee" or "Sublicensor").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain Morningstar Master License Agreement, dated as of December 22, 2005, by and between Licensor and Licensee ("License Agreement"), Licensor has granted Licensee a nontransferable limited license to use the Products and those of Licensor's names, marks, and logos and other related Intellectual Property, including the Morningstar Marks as defined in that certain Index Product License Agreement dated December 22, 2005 (as such agreement(s), executed and signed by Licensor and Licensee, may be amended from time to time by written agreement pursuant to the License Agreement) ("PLA") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Licensee Product" or "Licensee Products");

                  WHEREAS, Section 2.5 of the License Agreement grants Licensee the right to sublicense any or all of the rights granted therein to use the Products and Intellectual Property in connection with the Licensee Products;

                  WHEREAS, Sublicensee wishes to issue, sell, market and/or promote the Licensee Products and to use and refer to the Products, certain of Licensor's names, marks and logos and other related Intellectual Property including the Morningstar Marks, in connection therewith; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement or the PLA unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. License. Sublicensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Intellectual Property in connection with the issuance, distribution, marketing and/or promotion of the Licensee Products (as modified by Appendix A hereto, if applicable).

                  2. The Sublicensee acknowledges that it has received and read a copy of each of the License Agreement and the PLA and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the Licensee (including, without limitation, the indemnification obligations in Section 12 of the License Agreement insofar as such obligations arise out of or relate to the Licensee Products to be sold, issued, marketed and/or promoted by the Sublicensee).

                  3. Sublicensee agrees that its obligations under the License Agreement and the PLA pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

                  4. This Sublicense Agreement shall be construed in accordance with the laws of the State of Illinois without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of Illinois govern this Sublicense Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Sublicense Agreement as of the date first set forth above.

                                           SUBLICENSEE


                                           /s/ Mark R. Bradley
                                           ------------------------------
                                           By:     Mark R. Bradley
                                           Title:  Chief Financial Officer


                                           LICENSEE


                                           /s/ Mark R. Bradley
                                           ------------------------------
                                           By:     Mark R. Bradley
                                           Title:  Chief Financial Officer


                                           MORNINGSTAR, INC.


                                           /s/ Jeffrey W. Strazis
                                           ------------------------------
                                           By:     Jeffrey W. Strazis
                                           Title:  Product Manager - Indexes